Exhibit 99.4
Contact:
Risa Fisher
rfisher@webmd.net
212-624-3817
Chairman of the Board of WebMD
Comments on WebMD’s Growth Prospects
New York, NY (July 18, 2011) — Martin J. Wygod, Chairman of the Board of WebMD Health Corp. (Nasdaq: WBMD), commenting on the press release issued by WebMD earlier today and subsequent calls from investors, said: “Based on the strength of our company’s assets, I have the utmost confidence in WebMD’s growth prospects and the future value of the company.”
About WebMD
WebMD Health Corp. (Nasdaq: WBMD) is the leading provider of health information services, serving consumers, physicians, healthcare professionals, employers, and health plans through our public and private online portals, mobile platforms and health-focused publications. More than 100 million unique visitors access the WebMD Health Network each month.
The WebMD Health Network includes WebMD Health, Medscape, MedicineNet, emedicineHealth, RxList, theheart.org, drugs.com and Medscape Education.
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All statements contained in this press release other than statements of historical fact, are forward-looking statements, including those regarding: our future financial results and other projections or measures of our future performance; and market opportunities and our ability to capitalize on them. These statements speak only as of the date of this press release, are based on our current plans and expectations, and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of our products and services; our relationships with customers and strategic partners; and changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet and information technology industries. Further information about these matters can be found in our Securities and Exchange Commission filings. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.